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                                                                    EXHIBIT 99.2


                                  INSTRUCTIONS

                    FORMING PART OF THE TERMS AND CONDITIONS
                              OF THE EXCHANGE OFFER

        1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES FOR OLD NOTES OR BOOK-ENTRY CONFIRMATIONS. Certificates representing the tendered Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account with DTC), as well as a properly completed and duly executed copy of this Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message), a Substitute Form W-9 (or facsimile thereof) and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of certificates for Old Notes and all other required documents is at the election and sole risk of the tendering Holder and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the Holder may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. Neither the Obligor nor the Exchange Agent is under an obligation to notify any tendering Holder of the acceptance of tendered Old Notes prior to the completion of the Exchange Offer.

        2. GUARANTEED DELIVERY PROCEDURES. Holders who wish to tender their Old Notes but whose Old Notes are not immediately available and who cannot deliver their certificates for Old Notes (or comply with the procedures for book-entry transfer prior to the Expiration Date), the Letter of Transmittal and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth below. Pursuant to such procedures:

                (i) such tender must be made by or through a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution");

                (ii) prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes and the principal amount of tendered Old Notes and stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message), together with the tendered Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account with DTC) and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and

                (iii) the certificates representing the tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account with DTC), together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.


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        Failure to complete the guaranteed delivery procedures outlined above will not, of itself, affect the validity or effect a revocation of any Letter of Transmittal form properly completed and executed by a Holder who attempted to use the guaranteed delivery procedure.

        3. TENDER BY HOLDER. Only a Holder or Acting Holder of Old Notes may tender such Old Notes in the Exchange Offer. Any beneficial owner of Old Notes who is not the registered Holder and who wishes to tender should arrange with such Holder to execute and deliver this Letter of Transmittal on such owner's behalf or must, prior to completing and executing this Letter of Transmittal and delivering such Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder.


        4. PARTIAL TENDERS. Tenders of Old Notes will be accepted only in integral multiples of $1,000 principal amount. If less than the entire principal amount of Old Notes is tendered, the tendering Holder should fill in the principal amount tendered in the column labeled "Principal Amount Tendered" of the box entitled "Description of Old Notes" (Box 1) above. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of Old Notes is not tendered, Old Notes for the principal amount of Old Notes not tendered and New Notes exchanged for any Old Notes tendered will be sent to the Holder at his or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal or unless tender is made through DTC, as soon as practicable following the Expiration Date.

        5. SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; MEDALLION GUARANTEE OF SIGNATURE. If this Letter of Transmittal is signed by the registered Holder(s) of the Old Notes tendered herewith, the signatures must correspond with the name(s) as written on the face of the tendered Old Notes without alteration, enlargement or any change whatsoever.

        If any of the tendered Old Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Old Notes are held in different names on several Old Notes, it will be necessary to complete, sign and submit as many separate copies of the Letter of Transmittal documents as there are names in which tendered Old Notes are held.

        If this Letter of Transmittal is signed by the registered Holder, and New Notes are to be issued and any untendered or unaccepted principal amount of Old Notes are to be reissued or returned to the registered Holder, then the registered Holder need not and should not endorse any tendered Old Notes nor provide a separate bond power. In any other case, the registered Holder must either properly endorse the Old Notes tendered or transmit a properly completed separate bond power with this Letter of Transmittal (executed exactly as the name(s) of the registered Holder(s) appear(s) on such Old Notes), with the signature(s) on the endorsement or bond power guaranteed by an Eligible Institution unless such certificates or bond powers are signed by an Eligible Institution.

        If this Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and evidence satisfactory to the Obligor of their authority to so act must be submitted with this Letter of Transmittal.

        No medallion signature guarantee is required if (i) this Letter of Transmittal is signed by the registered Holder(s) of the Old Notes tendered herewith and the issuance of New Notes (and any Old Notes not tendered or not accepted) are to be issued directly




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to such registered Holder(s) and neither the "Special Registration Instructions"
(Box 2) nor the "Special Delivery Instructions" (Box 3) has been completed. In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution.

        6. SPECIAL REGISTRATION AND DELIVERY INSTRUCTIONS. Tendering Holders should indicate, in the applicable box, the name and address in which the New Notes and/or substitute Old Notes for principal amounts not tendered or not accepted for exchange are to be sent, if different from the name and address or account of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification number or social security number of the person named must also be indicated and the indicated and the tendering Holders should complete the applicable box.

        If no such instructions are given, the New Notes (and any Old Notes not tendered or not accepted) will be issued in the name of and sent to the registered Holder of the Old Notes.

        7. TRANSFER TAXES. The Obligor will pay all transfer taxes, if any, applicable to the sale and transfer of Old Notes to the Obligor or its order pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the transfer and sale of Old Notes to the Obligor or its order pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or on any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption from such taxes is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

        Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the Old Notes listed in this Letter of Transmittal.

        8. TAX IDENTIFICATION NUMBER. Under the federal income tax laws, payments that may be made by the Obligor on account of New Notes issued pursuant to the Exchange Offer may be subject to backup withholding at the rate of 31%. In order to avoid such backup withholding, each tendering Holder should complete and sign the Substitute Form W-9 included in this Letter of Transmittal and either (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct and that
(i) the Holder has not been notified by the Internal Revenue Service (the "IRS") that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified the Holder that the Holder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the tendering Holder has not been issued a TIN and has applied for one, or intends to apply for one in the near future, such holder should write "Applied For" in the space provided for the TIN in Part I of the Substitute Form W-9, sign and date the Substitute Form W-9 and sign the Certificate of Payee Awaiting Taxpayer Identification Number. If "Applied For" is written in Part I, the Obligor (or the Exchange Agent with respect to the New Notes or a broker or custodian) may still withhold 31% of the amount of any payments made on account of the New Notes until the Holder furnishes the Obligor or the Exchange Agent with respect to the New Notes, broker or custodian with its TIN. In general, if a Holder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Exchange Agent or the Obligor are not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the IRS. Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such Holder must submit a statement (generally, IRS Form W-8),


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signed under penalties of perjury, attesting to that individual's exempt status.


        Failure to complete the Substitute Form W-9 will not, by itself, cause Old Notes to be deemed invalidly tendered, but may require the Obligor or the Exchange Agent with respect to the New Notes, broker or custodian to withhold 31% of the amount of any payments made on account of the New Notes. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

        9. VALIDITY OF TENDERS. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes will be determined by the Obligor, in its sole discretion, which determination will be final and binding. The Obligor reserves the right to reject any and all Old Notes not validly tendered or any Old Notes, the acceptance of which would, in the opinion of the Obligor or its counsel, be unlawful. The Obligor also reserves the right to waive any conditions of the Exchange Offer or defects or irregularities in tenders of Notes as to any ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by the Obligor shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Obligor shall determine. The Obligor will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes, but shall not incur any liability for failure to give such notification.

        10. WAIVER OF CONDITIONS. The Obligor reserves the absolute right to amend, waive or modify specified conditions in the Exchange Offer in the case of any tendered Old Notes.

        11. NO CONDITIONAL TENDER. No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

        12. MUTILATED, LOST, STOLEN, OR DESTROYED OLD NOTES. Any tendering Holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

        13. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the first page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

        14. ACCEPTANCE OF TENDERED OLD NOTES AND ISSUANCE OF NEW NOTES; RETURN OF OLD NOTES. Subject to the terms and conditions of the Exchange Offer, the Obligor will accept for exchange all validly tendered Old Notes as soon as practicable after the Expiration Date and will issue New Notes therefor as soon as practicable thereafter. For purposes of the Exchange Offer, the Obligor shall be deemed to have accepted tendered Old Notes when, as and if the Obligor has given written and oral notice thereof to the Exchange Agent. If any tendered Old Notes are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Old Notes will be returned, without expense, to the undersigned at the address shown above or at a different address as may be indicated under "Special Delivery Instructions."

        15. WITHDRAWAL. Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "The Exchange Offer--Withdrawal of Tenders."



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                          (DO NOT WRITE IN SPACE BELOW)



================================================================================
SERIES OF NOTES      CERTIFICATE            OLD NOTES              OLD NOTES
2003/2005            SURRENDERED            TENDERED               ACCEPTED

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


DELIVERY PREPARED BY: ___________ CHECKED BY: _______________ DATE: __________

















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                                  PAYOR'S NAME:

                                 COX RADIO, INC.


===============================================================================================================
  SUBSTITUTE         Name (if joint names, list first and circle the name of the person or entity whose number you enter in Part 1 below.  See
   FORM W-9          instructions if your name has changed.)


                     ------------------------------------------------------------------------------------------
Department of        Address
 the Treasury

                     ------------------------------------------------------------------------------------------
   Internal          City, State and ZIP Code
   Revenue
   Service
                     ------------------------------------------------------------------------------------------
                     Part 1 - PLEASE PROVIDE YOUR TAXPAYER                    Social Security
                     IDENTIFICATION NUMBER ("TIN") IN THE                     Number or TIN
                     BOX AT RIGHT AND CERTIFY BY SIGNING AND
                     DATING BELOW

                     ------------------------------------------------------------------------------------------
                     Part 2 - Check the box if you are NOT subject to
                     backup withholding under the provisions of section
                     3408(a)(1)(C) of the Internal Revenue Code because
                     (1) you have not been notified that you are subject
                     to backup withholding as a result of failure to
                     report all interest or dividends or (2) the Internal
                     Revenue Service has notified you that you are no
                     longer subject to backup withholding.
                                                                                                           [ ]
                     ------------------------------------------------------------------------------------------
                     CERTIFICATION--UNDER THE PENALTIES OF PERJURY, I                      Part 3 -
                     CERTIFY THAT THE INFORMATION PROVIDED ON THIS                        AWAITING
                     FORM IS TRUE, CORRECT AND COMPLETE.                                  TIN
                                                                                                           [ ]
                     Signature: _________________  Date: ___________

===============================================================================================================


  Note: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.



 YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF
                               SUBSTITUTE FORM W-9


             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administrative Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number by the time of the exchange, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.



---------------------------------------------    -----------------------------
               Signature                                       Date






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